                                                                    EXHIBIT 10.2

                                 Global Marine
                Personal Financial Planning Assistance Program
                               For Key Employees
                         ____________________________

                              SECTION 1 - PURPOSE

     The Global Marine Personal Financial Planning Assistance Program For Key Employees has been established by Global Marine Corporate Services Inc. (the "Company") to provide assistance with personal financial planning to selected employees of Global Marine Inc. and its subsidiaries and other affiliates.

                            SECTION 2 - ELIGIBILITY

     Employees of Global Marine Inc. and its subsidiaries and other affiliates in salary grade 42 and above who are not participants in the Global Marine Personal Financial Planning Assistance Program For Senior Executives are participants eligible for personal financial planning assistance under this program. Each participant will continue to be eligible for benefits under this program as long as he or she remains in salary grade 42 or above as an employee of the Company or any of its subsidiaries or other affiliates.

                             SECTION 3 - SERVICES

     Each participating employee will from time to time select a consultant or consultants to perform the following services:

     A. Prepare one initial personal financial plan after the employee first becomes a participant in the program;

     B. Assist in evaluating future financial decisions required to achieve the plan goals; and

     C.   Assist in income tax and estate planning and tax return preparation.

                          SECTION 4 - BENEFIT LIMITS

     The following benefit limits will apply:

     A. The fees to prepare the initial personal financial plan up to a maximum of $6,000.

     B. The fees to assist in the achievement of plan goals, including income tax and estate planning and tax return preparation, up to a calendar' year limit of $4,000.

     C. Any unused portion of the benefit amounts will expire at the end of each calendar year.

     D. Any fees in excess of the above benefit limits will be the responsibility of the employee receiving the services.

     E. An employee who ceases to occupy a position with a salary grade of 42 or above or retires or otherwise terminates his or her service as an employee of Global Marine Inc. and its subsidiaries and other affiliates will be eligible for any fees up to the full $4,000 calendar'year limit during the calendar year of such retirement or other termination. The Company, however, will only pay fees incurred by the employee prior to the date of the salary grade reduction, retirement or other termination. Any fees incurred after such date will be the responsibility of the employee.

                          SECTION 5 - TRAVEL EXPENSES

     Any reasonable travel expenses incurred by the consultant will be billed to and paid by the Company and will not be allocated to individual benefit limits.

                           SECTION 6 - INCOME TAXES

     All fees paid by the Company for personal financial planning are considered taxable income to the employee and will be added to the employee's W-2 statement. Some portion of these fees may be deductible under current IRS regulations.

                          SECTION 7 - ADMINISTRATION

     A. The employee will instruct the consultant to submit bills within the above benefit limits to the Company's Manager, Compensation, Benefits and Administration. There will be a separate bill submitted for travel expenses.

     B. The Company's Manager, Compensation, Benefits and Administration will note on each bill the current status of the annual benefit limit and will forward the bill to the employee for review and approval.

     C. The employee will initial the bill to signify his or her approval and will return the approved bill to the Company's Manager, Compensation, Benefits and Administration for approval and payment processing.

     D. The employee will instruct the consultant to send all bills for fees in excess of the above benefit limits directly to the employee for payment.

                        SECTION 8 - TERMS OF EMPLOYMENT

     The adoption and maintenance of this program will not be deemed to constitute a contract between any employer and employee, or to be consideration for, or an inducement or condition of, the employment of any person. Neither this program nor its maintenance will be deemed to give any employee the right to be retained in the employ of any employer or to interfere with the right of an employer to discharge an employee at any time, nor will it be deemed to give to an employer the right to require any employee to remain in its employ, nor will it interfere with any employee's right to terminate his or her employment at any time.

              SECTION 9 - MODIFICATION, AMENDMENT AND TERMINATION

     The Company reserves the right at any time and from time to time, without notice, to modify or amend, in whole or in part, any or all of the provisions of this program and to terminate this program for any reason.